As filed with the Securities and Exchange Commission on May 18, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	33-1111329 (IRS Employer Identification No.)

2 Avenue de Lafayette
Boston, Massachusetts
(Address of principal executive offices)
___________________________

2017 Employee Stock Purchase Plan
(Full titles of the plans)

Mohamad Ali
Chief Executive Officer
Carbonite, Inc.
2 Avenue de Lafayette
Boston, Massachusetts 02111
(617) 587-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alfred Browne, Esq. Richard C. Segal, Esq. Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300	Danielle Sheer, Esq. Vice President, General Counsel and Secretary Carbonite, Inc. Two Avenue de Lafayette Boston, Massachusetts 02111 (617) 587-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

___

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	600,000 (3)	$19.68	$11,808,000	$1,368.55

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share, (the “Common Stock”) that become issuable under the Carbonite, Inc. 2017 Employee Stock Purchase Plan (the “2017 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on May 15, 2017 as reported on The NASDAQ Stock Market.

(3)	Represents shares of Common Stock reserved for future issuance under the 2017 ESPP.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on March 16, 2017 (File No. 001-35264), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)
The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from its definitive proxy statement on Schedule 14A for the 2017 Annual Meeting of Stockholders, filed with the Commission on April 13, 2017 (File No. 001-35264);

(c)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d)
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed on August 1, 2011 (File No. 001-35264) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.
Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  The Registrant’s amended and restated certificate of incorporation (the “Charter”) provides that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits the Charter from limiting the liability of the Registrant’s directors for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.

The terms of Delaware law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Registrant’s Charter does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. Under the Registrant’s amended and restated bylaws (the “Bylaws”), the Registrant is also empowered to purchase insurance on behalf of any person whom it is required or permitted to indemnify.

In addition to the indemnification required in the Charter, the Registrant has entered into indemnification agreements with each of its directors, officers, and some employees. These agreements provide for the indemnification of such directors, officers, and employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding, or alternative dispute resolution mechanism, or hearing, inquiry, or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent, or fiduciary of the Registrant, or any of its subsidiaries, by reason of any action or inaction by them while serving as an officer, director, employee, agent, or fiduciary, or by reason of the fact that they were serving at the Registrant’s request as a director, officer, employee, agent, or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Registrant or any of its subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. The Registrant believes that the provisions of the Charter and Bylaws described above and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Registrant also maintains directors’ and officers’ liability insurance.

See also the undertakings set out in response to Item 9 hereof.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.
4.2(2)	Amended and Restated Bylaws of the Registrant, as currently in effect.
4.3(3)	Form of Common Stock Certificate of the Registrant.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(4)	2017 Employee Stock Purchase Plan

* filed herewith

No opinion of counsel is being filed because the Common Shares registered hereunder will consist exclusively of previously issued shares that are presently held as treasury shares and will not constitute original issuance shares.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 011-35264), originally filed with the Commission on November 10, 2011, and incorporated herein by reference.
(2)
Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-174139), originally filed with the Commission on July 13, 2011, as amended, and incorporated herein by reference.

(3)
Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-174139), originally filed with the Commission on July 25, 2011, as amended, and incorporated herein by reference.

(4)	Incorporated by reference to Appendix B to the Company's Definitive Proxy Statement on Schedule 14A filed on March 27, 2017.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 18, 2017.

CARBONITE, INC.
By:	/s/ Anthony Folger
Anthony Folger Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mohamad Ali, Anthony Folger and Danielle Sheer, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mohamad Ali	Chief Executive Officer and Director (Principal Executive Officer)
Mohamad Ali		May 18, 2017

/s/ Anthony Folger	Chief Financial Officer (Principal Financial Officer)
Anthony Folger		May 18, 2017

/s/ Cassandra Hudson	Chief Accounting Officer (Principal Accounting Officer)
Cassandra Hudson		May 18, 2017

/s/ Stephen Munford
Stephen Munford	Chairman of the Board	May 18, 2017

/s/ Marina Levinson
Marina Levinson	Director	May 18, 2017

/s/ Charles Kane
Charles Kane	Director	May 18, 2017

/s/ Todd Krasnow
Todd Krasnow	Director	May 18, 2017

/s/ Peter Gyenes
Peter Gyenes	Director	May 18, 2017

/s/ Scott Daniels
Scott Daniels	Director	May 18, 2017

/s/ David Friend
David Friend	Director	May 18, 2017

INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.
4.2(2)	Amended and Restated Bylaws of the Registrant, as currently in effect.
4.3(3)	Form of Common Stock Certificate of the Registrant.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(4)	2017 Employee Stock Purchase Plan

* filed herewith

No opinion of counsel is being filed because the Common Shares registered hereunder will consist exclusively of previously issued shares that are presently held as treasury shares and will not constitute original issuance shares.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 011-35264), originally filed with the Commission on November 10, 2011, and incorporated herein by reference.
(2)
Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-174139), originally filed with the Commission on July 13, 2011, as amended, and incorporated herein by reference.

(3)
Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-174139), originally filed with the Commission on July 25, 2011, as amended, and incorporated herein by reference.

(4)	Incorporated by reference to Appendix B to the Company's Definitive Proxy Statement on Schedule 14A filed on March 27, 2017.